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                                                                   EXHIBIT 10.43

                                 "ADDENDUM #18"

THIS AGREEMENT, made as of June 7, 2004, by and between Gary E. West and Phyllis
J. West, party of the first part as "LESSOR", said party being of the City of Wheeling, Ohio County, West Virginia, and VALLEY NATIONAL GASES, INC., party of the second part, as "LESSEE".

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

      1) This Agreement is an addendum to and as well amends and modifies the Master Lease as well as any and all other addenda leases or contracts relative to the Cranberry, Pennsylvania property subject hereof by and between LESSOR and LESSEE and all prior Addenda and amendments thereto (collectively "Lease").

      2) For and in consideration of the payment of Two Hundred Fifty Thousand Dollars ($250,000.00) by LESSEE to LESSOR, the parties' rights under the Lease with respect to the Cranberry, Pennsylvania property will be amended and modified as follows:

                   a) LESSEE'S leasehold rights and privileges with respect to the Cranberry, Pennsylvania property will terminate December 31, 2004, if not sooner terminated by LESSEE as provided for herein. Prior to December 31, 2004, LESSEE may, at anytime, terminate the Lease with respect to the Cranberry, Pennsylvania property on thirty (30) days prior notice to LESSOR.

                   b) As of the date of termination of the Lease with respect to the Cranberry, Pennsylvania property, LESSOR will have total possession thereof, and LESSEE will have no further rights or obligations with respect thereto, including especially but not limited to any further obligation for the payment of rent.

                   c) Commencing June 30, 2004, and on the first day of each month hereinafter until the Lease is terminated with respect to the Cranberry, Pennsylvania property, the monthly rent attributable to the Cranberry, Pennsylvania property will be reduced to Eight Thousand Dollars ($8,000.00) per month.

      3) This Addendum #18 memorializes the agreement of the parties as set forth in the correspondence of William A. Indelicato, Chief Executive Officer of LESSEE to Glatz and Obecny, PLLC dated March 25, 2004, addressing buyout of the Lease for the Cranberry Pennsylvania property.

      4) Except as amended and modified by this Addendum #18, the Lease will continue in full force and effect, fully binding on the parties hereto, their successors and assigns.

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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered by their authorized officers and agents with full authority therefore as of the day and year first above written.

WITNESSETH:

                                        Gary E. West and Phyllis J. West, LESSOR

/s/ Richard S. Supan                    By: /s/  Gary E. West
--------------------                        --------------------
                                            /s/  Phyllis J. West
                                            --------------------
                                        VALLEY NATIONAL GASES, INC. LESSEE

/s/ Lynn S. Anderson                    By:  /s/  W A Indelicato
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                                        Its: Chief Executive Officer

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